Exhibit H
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               List of FirstEnergy's current LIHTC Investments
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Apollo Tax Credit Fund - III Limited Partnership                    $  4,500,000
Apollo Tax Credit Fund - IX Limited Partnership                       29,873,702
Boston Capital Corporate Tax Credit Fund IV                            2,063,483
Boston Capital Corporate Tax Credit Fund X                             5,341,538
Boston Capital Corporate Tax Credit Fund XIV                          11,574,200
Boston Capital Corporate Tax Credit Fund XVII,
  a Limited Partnership                                                6,782,570
Boston Financial Institutional Tax Credit Fund III,
  a Limited Partnership                                                4,650,000
Boston Financial Institutional Tax Credit Fund V,
  a Limited Partnership                                                2,500,000
Boston Financial Institutional Tax Credit Fund XVI,
  a Limited Partnership                                                4,863,500
Marion Senior Housing Ltd. Partnership                                 2,176,588
McDonald Corporate Tax Credit Fund LP                                  2,500,000
McDonald Corporate Tax Credit Fund - 1995 LP                           5,000,000
McDonald Corporate Tax Credit Fund - 1996 LP                          10,000,000
McDonald Ohio Tax Credit Fund - 1998 LP                                5,000,000
Ohio Equity Fund for Housing LP II                                       998,535
USA Institutional Tax Credit Fund VII LP                               3,850,000
                                                                    ------------
                                                                    $101,674,116